Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2018 Fourth Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2018 Third Quarter Financial Results

NEW YORK, NY, August 8, 2018 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its third fiscal quarter ended June 30, 2018.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	June 30, 2018	March 31, 2018
Investment portfolio, at fair value	$1,798,515	$1,759,807
Total assets	$1,877,575	$1,816,033
Net asset value per share	$16.15	$16.11

	Quarter Ended
	June 30, 2018	March 31, 2018
Investment income	$38,396	$36,897
Net investment income	$18,716	$18,528
Net gain (loss) on investments	$3,004	$4,504
Net increase in net assets resulting from operations	$21,720	$23,032

Earnings per share	$0.36	$0.39
Net gain (loss) on investments and foreign currency transactions per share	$0.05	$0.08
Net investment income per share	$0.31	$0.31
Accrual for capital gain incentive fee per share	$0.02	$0.01
Net investment income before capital gain incentive fee accrual per share (1)	$0.33	$0.32

(1) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). As of June 30, 2018, the capital gain incentive fee accrued by the Company in accordance with GAAP is $8.0 million, of which $2.6 million was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of June 30, 2018. Any payment due under the terms of the Investment Advisory Agreement is calculated in arrears as of the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non GAAP financial measure should not be considered an alternative to GAAP.

Third Fiscal Quarter 2018 Highlights

•
Net increase in net assets resulting from operations for the quarter ended June 30, 2018 was $21.7 million, or $0.36 per share, as compared to $23.0 million, or $0.39 per share, for the quarter ended March 31, 2018;

•	Net investment income for the quarter ended June 30, 2018 was $18.7 million, or $0.31 per share, as compared to $18.5 million, or $0.31 per share, for the quarter ended March 31, 2018;

•
Net investment income for the quarter ended June 30, 2018, excluding a $0.7 million accrual for the capital gain incentive fee under GAAP, was $19.4 million, or $0.33 per share, as compared to $19.3 million, or $0.32 per share, excluding a $0.8 million accrual for the capital gain incentive fee under GAAP, for the quarter ended March 31, 2018;

•
Net gain on investments and foreign currency for the quarter ended June 30, 2018 was $3.0 million, or $0.05 per share, as compared to a net gain of $4.5 million, or $0.08 per share, for the quarter ended March 31, 2018; and

•	Our board of directors declared on August 7, 2018 a quarterly distribution of $0.32 per share payable on September 28, 2018 to stockholders of record as of September 7, 2018.

Exhibit 99.1

Portfolio and Investment Activities

As of June 30, 2018, the Company had investments in 192 portfolio companies with a total fair value of $1,705.9 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $92.6 million. This compares to the Company’s portfolio as of March 31, 2018, as of which date the Company had investments in 189 portfolio companies with a total fair value of $1,664.8 million and investments in SLF with a total fair value of $95.0 million. Investments in portfolio companies as of June 30, 2018 and March 31, 2018 consisted of the following:

	As of June 30, 2018		As of March 31, 2018
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$217,131	12.1%	$198,138	11.3%
One stop	1,435,484	79.8	1,403,395	79.7
Second lien	9,435	0.5	9,435	0.5
Subordinated debt	247	0.0 *	62	0.0 *
LLC equity interests in SLF	92,579	5.2	94,991	5.4
Equity	43,639	2.4	53,786	3.1
Total	$1,798,515	100.0%	$1,759,807	100.0%

*	Represents an amount less than 0.1%.
The following table shows the asset mix of our new investment commitments for the three months ended June 30, 2018:

	For the three months ended June 30, 2018
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$23,415	11.8%
One stop	170,496	85.9
Subordinated debt	184	0.1
LLC equity interests in SLF	2,625	1.3
Equity	1,754	0.9
Total new investment commitments	$198,474	100.0%

Overall, total investments at fair value increased by 2.2%, or $38.7 million, during the three months ended June 30, 2018 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).

For the three months ended June 30, 2018, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio investments on the Company's portfolio were 9.1% and 8.5%, respectively.

Exhibit 99.1

Consolidated Results of Operations

Total investment income for the quarters ended June 30, 2018 and March 31, 2018 was $38.4 million and $36.9 million, respectively. This $1.4 million increase was primarily attributable to an increase in the London Interbank Offered Rate ("LIBOR") and an increase in the average earning investment balance.

Total expenses for the quarters ended June 30, 2018 and March 31, 2018 were $19.7 million and $18.4 million, respectively. This $1.3 million increase was primarily attributable to higher interest and other debt financing expenses caused by an increase in the weighted average of outstanding borrowings and an increase in LIBOR.

During the quarter ended June 30, 2018, the Company recorded a net realized gain of $14.8 million and recorded net unrealized depreciation of $11.8 million. The net realized gain was primarily due to sale of equity investments in seven portfolio companies. The net unrealized depreciation was primarily due to the reversal of unrealized appreciation associated with the sale of portfolio company investments coupled with the decrease in market prices on several middle-market debt and equity investments.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations (also known as collateralized loan obligations, or CLOs), U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of June 30, 2018, the Company had cash and cash equivalents of $6.9 million, restricted cash and cash equivalents of $65.3 million and $876.0 million of debt outstanding. As of June 30, 2018, the Company had $22.5 million of remaining commitments and $22.5 million available for additional borrowings on its senior secured revolving credit facility with Wells Fargo Bank, N.A., as lender and administrative agent, subject to leverage and borrowing base restrictions. As of June 30, 2018, through our small business investment company licensees, we had $37.5 million of SBA debenture commitments, of which $9.5 million was available to be drawn, subject to customary SBA regulatory requirements.

On July 20, 2018, the Company closed a new $300.0 million credit facility with Morgan Stanley Bank, N.A. The credit facility bears an interest rate equal to the one-month LIBOR plus 1.90% during the revolving availability period that extends through January 18, 2019, and the credit facility has a final maturity date of March 20, 2019. In connection with entry into the new credit facility, the Company redeemed all of the outstanding notes issued as part of the $350 million term debt securitization (also known as a collateralized loan obligation, or CLO) that was initially completed on July 16, 2010 (the "2010 Debt Securitization"). Following such redemption, the agreements governing the 2010 Debt Securitization were terminated.

On August 7, 2018, the Company’s Board of Directors declared a quarterly distribution of $0.32 per share, payable on September 28, 2018 to holders of record as of September 8, 2018.

Exhibit 99.1

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of June 30, 2018 and March 31, 2018:

	June 30, 2018		March 31, 2018
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$188,815	10.5%	$219,056	12.4%
4	1,437,556	79.9	1,362,836	77.4
3	157,032	8.7	174,033	9.9
2	15,102	0.9	2,702	0.2
1	10	0.0*	1,180	0.1
Total	$1,798,515	100.0%	$1,759,807	100.0%

*	Represents an amount less than 0.1%.

Exhibit 99.1

Conference Call

The Company will host an earnings conference call at 3:00 p.m. (Eastern Time) on Thursday, August 9, 2018 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (877) 308-2053 approximately 10-15 minutes prior to the call; international callers should dial (312) 429-0440. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 6.30.18 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 5:00 p.m. (Eastern Time) on September 8, 2018. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21892371.

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)
	June 30, 2018	March 31, 2018
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $1,789,214 and $1,738,568, respectively)	$1,798,515	$1,759,807
Cash and cash equivalents	6,925	5,868
Restricted cash and cash equivalents	65,282	42,488
Interest receivable	6,463	7,640
Other assets	390	230
Total Assets	$1,877,575	$1,816,033

Liabilities
Debt	$875,950	$835,200
Less unamortized debt issuance costs	3,128	3,920
Debt less unamortized debt issuance costs	872,822	831,280
Other short-term borrowings	9,425	—
Interest payable	6,783	2,662
Management and incentive fees payable	16,749	15,159
Accounts payable and accrued expenses	2,401	2,147
Payable for open trades	—	350
Accrued trustee fees	73	79
Total Liabilities	908,253	851,677

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2018 and March 31, 2018	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 60,006,524 and 59,867,531 shares issued and outstanding as of June 30, 2018 and March 31, 2018, respectively	60	60
Paid in capital in excess of par	946,722	944,318
Undistributed (over distribution of) net investment income	(1,418)	(976)
Net unrealized appreciation (depreciation) on investments, secured borrowings and foreign currency translation	12,054	23,889
Net realized gain (loss) on investments and foreign currency transactions	11,904	(2,935)
Total Net Assets	969,322	964,356
Total Liabilities and Total Net Assets	$1,877,575	$1,816,033

Number of common shares outstanding	60,006,524	59,867,531
Net asset value per common share	$16.15	$16.11

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	June 30, 2018	March 31, 2018
	(unaudited)	(unaudited)
Investment income
Interest income	$35,877	$34,369
Dividend income	2,060	1,866
Fee income	459	662

Total investment income	38,396	36,897

Expenses
Interest and other debt financing expenses	8,556	7,906
Base management fee	6,125	5,929
Incentive fee	3,573	3,011
Professional fees	705	775
Administrative service fee	601	621
General and administrative expenses	120	127

Total expenses	19,680	18,369

Net investment income	18,716	18,528

Net gain (loss) on investments
Net realized gain (loss) on investments and foreign currency transactions	14,839	(618)
Net change in unrealized appreciation (depreciation) on investments and foreign currency translation	(11,835)	5,122

Net gain (loss) on investments	3,004	4,504

Net increase in net assets resulting from operations	$21,720	$23,032

Per Common Share Data
Basic and diluted earnings per common share	$0.36	$0.39
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	59,872,113	59,744,054

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in one stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $25 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 350 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.